UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Date of Report (Date of Earliest Event Reported):

April 24, 2014

Rand Capital Corporation

(Exact Name of Registrant as Specified in Its Charter)

New York	814-00235	16-0961359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2200 Rand Building

Buffalo, New York 14203

(Address of Principal Executive Offices)(Zip Code)

(716) 853-0802

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders

The 2014 Annual Meeting of Shareholders of Rand Capital Corporation (the “Company”) was held on April 24, 2014. Proxies were solicited pursuant to the Company’s proxy statement filed on March 18, 2014 with the Securities and Exchange Commission under Section 14(a) of the Securities Exchange Act of 1934. There was no solicitation in opposition to the Company’s solicitation. Set forth below is a brief description of each matter voted on at the meeting and the final voting results.

Proposal 1. The election of six directors to hold office until the next annual meeting of shareholders and until their successors have been elected and qualified. In accordance with the results below, each nominee as listed in the proxy statement was re-elected to serve as a director. [There were no votes abstained with respect to any director nominee.]

	Votes For	Votes Withheld	Broker Non-Votes
Allen F. Grum	2,174,693	479,210	2,088,169
Erland E. Kailbourne	2,172,293	481,610	2,088,169
Ross B. Kenzie	2,171,293	482,610	2,088,169
Reginald B. Newman II	2,172,333	481,570	2,088,169
Jayne K. Rand	2,174,693	479,210	2,088,169
Robert M. Zak	2,174,693	479,210	2,088,169

Proposal 2. Advisory vote on executive compensation. In accordance with the results below, the compensation was approved (on a non-binding basis).

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,143,514	501,714	8,675	2,088,169

Proposal 3. The ratification of the selection of Freed Maxick CPAs, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2014. In accordance with the results below, the selection of Freed Maxick CPAs, P.C. was ratified.

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,640,164	6,964	94,944	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rand Capital Corporation

Date: April 24, 2014	By	/s/ Daniel P. Penberthy
Name: Daniel P. Penberthy Title: Executive Vice President/ Chief Financial Officer

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